Exhibit 3.1

FOURTH AMENDMENT TO
AMENDED AND RESTATED BY-LAWS OF
GENCO SHIPPING & TRADING LIMITED

AS ADOPTED MARCH 28, 2023

The Amended and Restated By-Laws of Genco Shipping & Trading Limited, a Marshall Islands corporation, are hereby amended as follows:

The fourth paragraph of Section 2 of Article II of the By-Laws is hereby replaced in its entirety with the following:

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and record address of such shareholder, any Shareholder Associate, and any Substantial Participant (each as defined below) and the name and address of any other beneficial owner on whose behalf the proposal is being made, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder any Shareholder Associate, and any Substantial Participant (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, any Shareholder Associate, any Substantial Participant or any such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such shareholder, Shareholder Associate, Substantial Participant, or beneficial owner, with respect to shares of capital stock of the Corporation, (E) a description of all agreements, arrangements or understandings between such shareholder, any Shareholder Associate, or any Substantial Participant on the one hand and any other person or persons (including their names) on the other in connection with the proposal of such business by such shareholder and any material interest of any such shareholder, Shareholder Associated Person, or Substantial Participant in such business, (F) whether any such shareholder, Shareholder Associate, or Substantial Participant has any intention to make any other proposal for any business to be brought before the annual meeting; and (G) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  In addition, notwithstanding anything in Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting must comply with Article III Section 3 of these By-Laws for such nomination or nominations to be properly brought before such meeting.

The shareholder(s) providing such notice shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 2 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof, and such update and supplement shall be writing and must be received by the Secretary of the corporation not later than five (5) Business Days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date of the meeting, or any adjournment thereof (in the case of the update and supplement required to be made as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, to extend any applicable deadlines hereunder or to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

For purposes of these Bylaws:

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Shareholder Associate” of any shareholder means: (A) any beneficial owner of shares of stock of the corporation on whose behalf any nomination or proposal is made by such shareholder; (B) any affiliates or associates of such shareholder or any beneficial owner described in clause (A); and (C) any affiliate who controls such shareholder or any beneficial owner described in clause (A).

“Substantial Participant” with respect to any shareholder means a party substantially participating in such shareholder’s solicitation campaign by voting agreement, contributing to funding the campaign or making substantial efforts to assist such shareholder in the campaign or in soliciting proxies, including the nominee, provided that a party will not be deemed a Substantial Participant for this purpose solely by virtue of being a proxy solicitor or any other shareholder that publicly or privately indicates its intention to vote with such shareholder, supports such shareholder’s position or encourages other shareholders to vote with such shareholder.

A new Section 10 is hereby added to Article II of the By-Laws as follows:

Section 10   General:

Any shareholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Except as otherwise required by law, in preparing and making available any list of shareholders entitled to vote at a meeting, the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

The third paragraph of Section 3 of Article III of the By-Laws is hereby replaced in its entirety with the following:

To be in proper written form, a shareholder’s notice to the Secretary must set forth: (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to issuers that are not foreign private issuers; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such shareholder, any Shareholder Associate, and any Substantial Participant, (iii) a description of all arrangements or understandings between such shareholder, any Shareholder Associate, or any Substantial Participant on the one hand and each proposed nominee and any other person and persons (including their names) on the other pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (v) whether the proposed nominee is a principal, director, officer, employee, or affiliate of such shareholder, any Shareholder Associate, or any Substantial Participant, and (vi) any other information relating to any such shareholder, Shareholder Associate, or Substantial Participant that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written representation and agreement of each proposed nominee, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the

Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership, and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor).

A notice as to a nomination must also be accompanied by a completed written questionnaire required of the Corporation’s directors and officers (in the form provided by the Corporation upon written request of any shareholder of record thereof). The Corporation may request such additional information as necessary to permit the Board to determine if each nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the corporation’s directors. As to each candidate whom a shareholder proposes to nominate for election as a director, the nominating shareholder must provide all information with respect to such candidate for nomination that would be required to be set forth in a notice pursuant to this Section 3 if such candidate for election were the nominating shareholder. In addition to the information required above, any nominee shall also provide to the Corporation such other information as the Corporation may reasonably request to determine compliance with these By-Laws or applicable law, and such supplement shall be in writing and must be received by the Secretary of the Corporation no later than five Business Days after the request has been delivered to the nominating shareholder.

The shareholder(s) providing such notice and, if applicable, the proposed nominee for election as a director, shall update and supplement its notice to the corporation, if necessary, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 3 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof, and such update and supplement shall be writing and must be received by the Secretary of the corporation not later than five (5) Business Days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date of the meeting, or any adjournment thereof (in the case of the update and supplement required to be made as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, to extend any applicable deadlines hereunder or to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

In addition to the requirements of this Section 3 with respect to any nomination proposed to be made at a meeting, each shareholder providing notice as to nominations pursuant to this Section 3 shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, (i) no such shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including, without limitation, the provision to the Corporation of notices required thereunder in a timely manner and the solicitation of holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors and (ii) if such shareholder (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner, then the corporation shall disregard any proxies or votes solicited for such shareholder’s director nominees. Upon request by the Corporation, if any such shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the Corporation, no later than five (5) Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

The second paragraph of Section 4 of Article III of the By-Laws is hereby replaced in its entirety with the following:

No proposal by a shareholder to remove a Director shall be voted upon at an annual meeting of the shareholders unless such shareholder has given timely notice thereof in proper written form to the Secretary.  To be timely, any such notice from a shareholder to the Secretary in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one-hundred and twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of the shareholders.  To be in proper written form, a shareholder’s notice in connection with a meeting must set forth: (A) if such removal is for cause, a statement of the grounds, if any, on which such Director is proposed to be removed; (B) the name and record address of such shareholder, any Shareholder Associate, and any Substantial Participant; (C) evidence reasonably satisfactory to the Secretary, of such shareholder’s status as such and of the number of shares of each class of capital stock of the Corporation beneficially owned by such shareholder and any Shareholder Associate and any Substantial Participant.  For the avoidance of doubt, the immediately preceding sentence shall not apply to the removal of any Director(s) at a special meeting of the shareholders that is called for such purpose.

The shareholder(s) providing such notice shall update and supplement its notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 4 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof, and such update and supplement shall be writing and must be received by the Secretary of the corporation not later than five (5) Business Days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) Business Days prior to the date of the meeting, or any adjournment thereof (in the case of the update and supplement required to be made as of the day that is ten (10) Business Days prior to the meeting or any adjournment thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, to extend any applicable deadlines hereunder or to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal to remove a director, including by changing or adding directors to be removed.